Exhibit 2(k)2

                                     FORM OF
                           PLACEMENT AGENCY AGREEMENT

                             MAGNETAR SPECTRUM FUND

      This Placement Agreement (the "Agreement") dated as of [_____], 2007 by and among Magnetar Spectrum Fund (the "Fund"), a Delaware statutory trust operating (or intending to operate) as a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Placement Agent"), a Delaware corporation operating as a broker-dealer and registered as such with the Securities and Exchange Commission ("SEC") and the Financial Industry Regulatory Authority, Inc. ("FINRA").

WHEREAS

      (A) The Fund issues common shares of beneficial interests ("Shares"), pursuant to the Fund's registration statement on Form N-2 dated December [___], 2007, as amended or supplemented from time to time (the "Memorandum").

      (B) The Fund desires to appoint the Placement Agent as placement agent with respect to the Shares, and the Placement Agent is willing to accept such appointment.

NOW IT IS AGREED AS FOLLOWS:

1.    Placement of Shares

      (a) Subject to the terms and conditions set forth herein, the Fund appoints the Placement Agent as its non-exclusive placement agent in connection with the placement of Shares, and the Placement Agent hereby accepts such appointment and agrees to use its commercially reasonable efforts to offer and sell Shares to investors whom the Placement Agent reasonably believes meet the eligibility requirements set forth in the Memorandum. Unless otherwise agreed by the parties, the Fund and/or Magnetar Financial LLC, the Fund's investment adviser (the "Investment Adviser"), and/or PFPC, Inc., the Fund's administrator (the "Administrator"), shall be responsible for reviewing each Subscription Agreement (as defined below) to confirm that it has been completed in accordance with the instructions thereto and that each has been completed by or on behalf of an "Eligible Investor" as described in the Memorandum. The Fund and/or the Administrator, in its or their sole discretion, may return to the Placement
Agent any Subscription Agreement that is not completed to its or their satisfaction and shall be under no obligation to accept any Subscription Agreement. The Placement Agent is not obligated to sell any specific number of Shares or to purchase any Shares for its own account. The Fund shall be entitled to appoint additional placement agents.

      (b) In offering subscriptions for Shares, the Placement Agent shall act solely as the agent of the Fund and not as principal.

      (c) Prior to forwarding a Subscription Agreement to the Fund and/or the Administrator for acceptance, the Placement Agent shall use its reasonable efforts to determine that the subscriber for Shares has a legitimate source of funds, that the investor's identity has been reasonably verified in order to prevent money-laundering activities, and that there is no reason to suspect such subscriber of money laundering activities, and that in forwarding the Subscription Agreement the Placement Agent is compliant with the program described in Section 5(h).

      (d) For purposes of the offering of Shares, the Fund has furnished to the Placement Agent copies of the offering memorandum (the "Memorandum") and subscription documentation (the "Subscription Agreement"). Additional copies of such documents will be furnished to the Placement Agent at no cost to the Placement Agent in such numbers as reasonably requested. The Placement Agent is authorized to furnish to prospective subscribers for Shares such information concerning the Fund and the offering as may be contained in the Memorandum, the Fund's formation documents, or any other documents, including sales material, if approved in writing by the Fund (collectively with the Memorandum, formation documents and Subscription Agreement, the Fund's "Offering

Documents"). The Placement Agent shall assist the Administrator in maintaining a record of each prospective investor to whom the Placement Agent furnishes Offering Documents.

      (e) The Placement Agent acknowledges that Shares will be offered and sold only as set forth in the Memorandum and the Fund's formation documents, including, without limitation, with respect to the commencement of the offering, pricing of Shares, handling of investor funds, subscription dates and investor eligibility and accreditation standards. The Placement Agent further acknowledges that Shares will be offered and sold pursuant to the exemption from the registration requirements of the Shares Act of 1933, as amended (the "1933 Act"), set forth in Section 4(2) and/or Regulation D under the 1933 Act, and that neither the Placement Agent nor its employees or any agents thereof shall make any offer or sale of Shares in a manner that would require the Shares to be registered under the 1933 Act.

      (f) The Fund may suspend or terminate the offering of Shares at any time as to specific classes of investors, as to specific jurisdictions or otherwise. The Fund will use its reasonable best efforts to provide the Placement Agent with not less than 30 days' prior written notice of any such suspension or termination. Upon notice to the Placement Agent of the terms of such suspension or termination, the Placement Agent shall suspend solicitation of subscriptions for Shares in accordance with such terms until the Fund notifies the Placement Agent that such solicitation may be resumed.

      (g) The Fund will furnish the Placement Agent with such documents as it may reasonably require, from time to time, for the purpose of enabling it to evaluate the issuance and sale of Shares as contemplated in this Agreement and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions contained in this Agreement; and all proceedings taken by the Fund and in connection with the issuance and sale of Shares as contemplated in this Agreement will be satisfactory in form and substance to the Placement Agent.

      (h) The Fund will promptly take all such actions as are reasonably necessary to qualify the Shares as a private placement under the U.S. federal and state securities laws, "blue sky" laws and the laws of any other non-U.S. jurisdictions in which the Shares are offered and will comply with such laws so as to permit such offers and sales. The Fund will file in a timely manner with the SEC and/or each state or non-U.S regulatory authority any notices or other filings with respect to the Shares required by the rules promulgated under Regulation D of the Securities Act and/or applicable state or non-U.S. laws or regulations and will upon request furnish to the Placement Agent a signed copy of each such notice or filing promptly after its submission. The Fund agrees that it will provide to the Placement Agent a list of the jurisdictions in which the Fund will be marketed and the Fund shall be responsible for qualifying the Shares under state securities laws, "blue sky" laws or non-U.S. securities laws as necessary in such jurisdictions. Notwithstanding anything to the contrary contained in this Agreement, (i) in the case of any non-U.S. jurisdiction in which Shares are to be offered, the Fund agrees to provide the Placement Agent with legal advice and information regarding the procedures to be followed in connection with marketing the Shares in such non-U.S. jurisdiction, and (ii) the Placement Agent and its affiliates shall not be liable for any act or omission taken or omitted to be taken in reliance upon such advice and procedures, and, in accordance with Section 6 hereof, the Placement Agent and its affiliates shall be indemnified by the Fund for any loss or liability incurred by it in connection therewith.

      (i) This Agreement is not a commitment, express or implied, on the part of the Placement Agent or its affiliates to purchase, underwrite or place the Shares and it is acknowledged that the Placement Agent's efforts to place the Shares will be made on a commercially reasonable efforts basis. The Placement Agent's obligations under this Agreement are subject to: (i) satisfactory completion of such investigation of and inquiry regarding the Fund and its principals as the Placement Agent reasonably deems necessary; and (ii) in the Placement Agent's determination, the absence of any material adverse change in the financial markets, or in the financial condition, operations or prospects of the Fund.

2.    Handling of Orders

      (a)  For  purposes  of  this   Agreement,   purchasers   of  Shares  whose
subscriptions were solicited by the Placement Agent and accepted by the Fund are referred to herein as the "Placement Agent's Subscribers."


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

      (b) All properly presented and accepted subscriptions for the purchase of Shares will be executed at the offering price per Share as described in the Memorandum.

      (c) The procedures relating to soliciting and the handling subscriptions for Shares will be subject to the terms of the Memorandum and the Operating Procedures set forth in Appendix A hereto.

      (d) Payments for Shares shall be made as specified in the Memorandum and Subscription Agreement.

      (e) The Placement Agent will not at any time be responsible for performing recordkeeping or accounting services with respect to the Fund, except as described in Section 1(d) hereof. The Fund shall promptly inform the Placement Agent of the Fund's Net Assets and Net Asset Value per Share (and/or in certain instances estimated Net Asset Values) as soon as reasonably practicable following their calculation. The Placement Agent is authorized to communicate such calculations to each of the Placement Agent's Subscribers. In the event that estimated Net Asset Values are provided in lieu of Net Asset Values, the Placement Agent shall make appropriate disclosures to the Placement Agent's Subscribers.

3.    Fees and Expenses

      (a) The Placement Agent is entitled to charge a placement fee to each investor of $100 per transaction as specified in the Memorandum upon acceptance of the investor's subscription for Shares by the Administrator; provided that the Placement Agent shall have the authority to waive or reduce the placement fee in particular cases, at its sole discretion as generally described in the Memorandum.

      (b) The Fund will bear all legal, accounting, printing and other expenses in connection with the offering and sale of the Shares, if such expenses are not borne by a purchaser of the Shares. It also is understood that the Placement Agent and its affiliates will not be responsible for any fees or commissions payable to financial or other advisors utilized or retained by the Fund or by any offeree of the Shares. The Fund agrees to bear directly all costs relating to the commercial printing of the Offering Documents. In no event will the Placement Agent or its affiliates be responsible for expenses incurred in connection with the issue and sale of the Shares.

      (c) In addition to any fee payable to the Placement Agent hereunder, the Fund hereby agrees, from time to time promptly upon request, to reimburse the Placement Agent and its affiliates for all reasonable out-of-pocket expenses incurred by the Placement Agent in connection with, or arising out of, the Placement Agent's activities and those of its affiliates and agents under or contemplated by this Agreement (including, without limitation, fees, costs and expenses associated with the preparation, mailing and delivery of the Offering Documents and with reviewing the qualifications of prospective investors) on the condition that the Placement Agent informs the Fund at such time as the expenses amount to [$25,000] and thereafter in [$10,000] increments. The Fund shall not be required to reimburse the Placement Agent for expenses to the extent that they exceed [$50,000] except with the prior approval of the Fund, not to be unreasonably withheld. The Placement Agent shall provide to the Fund an invoice reflecting the reimbursable expenses, together with reasonable supporting documentation evidencing such expenses, upon reasonable request by the Fund. All payments to be made pursuant to this Agreement shall be made promptly after receipt of an invoice therefore. All dollar limits contemplated by this Section 3(c) shall not be calculated to include any corresponding expense incurred by the Placement Agent in connection with the Placement Agent's corresponding agreement with Magnetar Spectrum Master Fund, LP.

      (d) Subject to the aggregation contemplated by the last sentence of the preceding Section 3(c), it is understood that to the extent any out-of-pocket expenses incurred by the Placement Agent are incurred in connection with both the performance of services hereunder and the performance of services for other clients of the Placement Agent or other the Placement Agent business, such expenses will be apportioned between the Fund and such other business in good faith and in a commercially reasonable manner.

4.    Additional Representations, Warranties and Covenants of the Fund

      The Fund hereby represents, warrants and covenants to the Placement Agent that:


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

      (a) The Fund has been duly formed under the laws of the State of Delaware and has the power and authority to effect the offering of its Shares and conduct its business as described in the Memorandum. All necessary filings, consents and other actions necessary to qualify the offering of Shares in each applicable jurisdiction and to conduct the business of the Fund as described in the Memorandum have been, or will timely be, made or taken.

      (b) The Fund intends to engage in business as a closed-end, non-diversified management investment company and is registered as such under the 1940 Act. The Fund will be in compliance with the applicable laws, rules and regulations of all jurisdictions in which the Shares are offered, or in which the Fund otherwise conducts business including any applicable anti-money laundering laws and regulations. The Fund may rely on the Placement Agent's performance of any anti-money laundering obligations imposed upon the Placement Agent by law or regulation.

      (c) The sale of Shares and the execution, delivery and performance of this Agreement, and the Fund's conduct of business as described in the Memorandum will not result in the material violation of any applicable law.

      (d) The Fund will use the proceeds from the sale of Shares for the purposes set forth in the Memorandum.

      (e) Shares to be or which may be issued by the Fund have been duly authorized for issuance and sale and, when issued and delivered by the Fund, will conform in all material respects to all statements relating thereto contained in the Memorandum.

      (f) The Memorandum and any selling materials prepared or approved by the Fund do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time after the commencement of the offering of Shares and prior to the termination of such offering, an event occurs that in the opinion of counsel to either the Placement Agent or the Fund materially affects the Fund and that should be set forth in an amendment or supplement to the Memorandum in order to make the statements in the Memorandum not misleading in light of the circumstances under which they are made, the Fund will as promptly as practicable prepare and furnish to the Placement Agent copies of an amendment or supplement to the Memorandum, in such reasonable quantities as it may request, in order that the Memorandum will not contain any untrue statement of any material fact or omit to state a material fact that in the opinion of such counsel is necessary to make the statements in the Memorandum not misleading in light of the circumstances under which they are made.

      (g) This Agreement has been duly authorized, executed and delivered by the Fund and, upon execution by the Placement Agent, will constitute a valid and binding agreement of the Fund.

      (h) Upon the Placement Agent's request, the Fund will make available to the Placement Agent any information pertaining to the Fund reasonably requested by any prospective investor.

      The foregoing covenants and representations shall be true and correct as of the date hereof and for so long as the Agreement remains in effect and the Placement Agent's Subscribers are invested in the Fund. The Fund agrees to notify the Placement Agent, in writing, if, during that time, any of the representations or warranties made by the Fund in this section become inaccurate or untrue, and of the facts relating thereto.

      5. Additional Representations, Warranties and Covenants of the Placement Agent.

      The Placement Agent hereby represents and warrants to the Fund as follows:

      (a) The Placement Agent will comply with all applicable laws and regulations in connection with its activities as placement agent, including, but, not limited to, laws, rules and regulations in any non-U.S. jurisdiction in which Shares are to be offered.

      (b) The Placement Agent has full power and authority to enter into, and to perform its obligations under, this Agreement.

      (c) The execution of this Agreement by the Placement Agent has been validly authorized.

      (d) In selling Shares, the Placement Agent will solicit offers to buy Shares only in compliance with the procedures described in the Memorandum and in accordance with this Agreement (including, but not limited to, compliance with Section 4(2) of the Shares Act and Regulation D thereunder). Neither the Placement Agent nor any other persons authorized by the Placement Agent will give any information or make any representations, other than those contained in the Memorandum and any other Offering Documents specifically approved by the Fund.

      (e) The Placement Agent will arrange that each purchaser of Shares, and each prospective purchaser identified by the Placement Agent, receives a copy of the Offering Documents.

      (f) With respect to any information about the Placement Agent, the Memorandum and any selling materials do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time after the commencement of the offering of Shares and prior to the termination of such offering, an event occurs that in the opinion of counsel to either the Placement Agent or the Fund materially affects the Fund and that should be set forth in an amendment or supplement to the Memorandum in order to make the statements in the Memorandum not misleading in light of the circumstances under which they are made, the Placement Agent will, if such event concerns the business or affairs of the Placement Agent as described therein, as promptly as practicable prepare and furnish to the Fund with appropriate information in order to prepare an amendment or supplement to the Memorandum in order that the Memorandum will not contain any untrue statement of any material fact or omit to state a material fact that in the opinion of such counsel is necessary to make the statements in the Memorandum not misleading in light of the circumstances under which they are made.

      (g) The Placement Agent will distribute to each person to whom the Placement Agent has furnished a copy of the Memorandum and/or other applicable written offering document any amendment or supplement thereto provided to the Placement Agent by the Fund as may be applicable to such person.

      (h) The Placement Agent will not, at any time, offer to sell Shares by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio or the internet or seminar or meeting whose attendees have been invited by general solicitations or advertising.

      (i) The Placement Agent acknowledges that transfers of Shares (and their repurchase by the Fund) are restricted as described in the Memorandum.

      (j) The Placement Agent represents that it has an anti-money laundering program, including customer identification procedures, in place reasonably designed to comply with the USA Patriot Act.

      (k) The Placement Agent agrees that any "nonpublic personal information," as defined in Section 248.3(t) of Regulation S-P provided by the Fund to the Placement Agent is for the specific purpose of permitting the Placement Agent to perform the services as set out in this Agreement. With respect to such information, the Placement Agent agrees to comply with Regulation S-P and the Gramm-Leach-Bliley Act and will not disclose any non-public personal information received in connection with this Agreement, to any other party, except to the extent necessary to carry out the services set out in this Agreement or as otherwise permitted under Regulation S-P or the Gramm-Leach-Bliley Act.

      (l) The Placement Agent maintains all licenses and registrations necessary under applicable law and regulations (including, without limitation, the rules of the FINRA to provide the services required to be provided by the Placement Agent under this Agreement and shall comply with FINRA Conduct Rules in providing services to the Fund under this Agreement.


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

      (m) The Placement Agent shall file, as necessary, with FINRA all sales materials authorized by the Fund (as used by the Placement Agent or identified by the Fund to the Placement Agent if not prepared initially by the Placement Agent) for use in the offering of the Shares.

      The representations and warranties set forth in this section are continuing during the term of this Placement Agreement and for so long as the Placement Agent's Subscribers are invested in the Fund. The Placement Agent agrees to notify the Fund, in writing, if, during that time, any of the representations or warranties made by the Placement Agent in this section become inaccurate or untrue, and of the facts relating thereto.

6.    Liability; Indemnification

      (a) The Fund agrees to indemnify, defend and hold the Placement Agent and its affiliates and their respective officers, directors, employees, agents, representatives and controlling persons (within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act")) free and harmless from and against any and all claims, demands, liabilities and reasonable expenses (including the reasonable cost of investigation or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Placement Agent and its affiliates and their respective officers, directors, employees, agents and/or any such controlling person may incur arising out of or based upon (i) any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading contained in the
Memorandum or other Offering Documents (except to the extent such untrue statement or omission was made in reliance on and in conformity with information provided in writing to the Fund by the Placement Agent for inclusion in the Memorandum or other Offering Documents); (ii) any material breach by the Fund of any provision of this Agreement including any representation, warranty, covenant or agreement set forth herein; (iii) any material violation of any applicable law by the Fund or its officers, directors, employee, agents (other than the Placement Agent), or representatives; (iv) any actions of the Fund and its officers, directors, employees and agents relating to the sale of Shares, including but not limited to any statements or representations, written or oral, concerning the Fund that such a party makes to the Placement Agent and its agents and representatives; (v) the actions of the Fund and its employees and agents relating to the Fund's processing of Subscription Agreements and the servicing of customer accounts; or (vi) any act or omission (other than any act or omission, including communications, statements or representations, for which the Placement Agent itself owes a duty of indemnification under Section 6(b)) made in respect of the Placement Agent's function as Placement Agent; provided, however, that, in no event shall anything contained herein be so construed as to protect the Placement Agent against any liability to which the Placement Agent would otherwise be subject by reason of its gross negligence, willful misfeasance or bad faith or reckless disregard of its obligations and duties under this Agreement. The Fund's agreement to indemnify the Placement Agent, and other indemnitees as aforesaid is expressly conditional upon the Fund being promptly notified of any action brought against the Placement Agent, such notification to be given by letter or facsimile addressed to the Fund at the address set forth in this Agreement or other address communicated to the Placement Agent in writing (but only to the extent that the Fund is prejudiced by the failure to give prompt notice), and further conditional upon the Placement Agent reasonably cooperating with the Fund with respect to any claim or demand for which the Placement Agent seeks indemnity and promptly defending such claims if the Fund reasonably requests. The Fund agrees to promptly notify the Placement Agent of the commencement of any litigation proceeding against the Fund or any of its officers or directors in connection with the issue and sale of any Shares.

      (b) The Placement Agent agrees to indemnify, defend and hold the Fund, officers, directors, employees, agents, representatives and each controlling person (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) free and harmless from and against any and all claims, demands, liabilities and reasonable expenses (including the reasonable cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund and its affiliates and their respective officers, directors, employees, agents and/or any such controlling persons may incur based upon (i) any material breach by the Placement Agent of any provisions of this Agreement including representation, warranty, covenant or agreement set out herein; (ii) any material violation of applicable law by the Placement Agent, its officers, directors, employees and agents relating to the sale of Shares; or (iii) any communications, statements or representations by the Placement Agent and its officers, directors, employees and agents relating to the sale of Shares that are inconsistent with the Offering Documents, including but not limited to any statements or representations, written or oral, concerning the Placement Agent that such party makes to the Fund and its agents


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

and representatives; provided, however, that, in no event shall anything contained herein be construed as to protect the Fund, officers, directors, employees, agents, representatives and each controlling person against any liability to which any such party would otherwise be subject by reason of gross negligence, willful misfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement. The Placement Agent's agreement to indemnify any such party is expressly conditional upon the Placement Agent being promptly notified of any action brought against any such party, such notification to be given by letter or facsimile addressed to the Placement Agent at the address set out in this Agreement or other address communicated to the Fund in writing (but only to the extent that the Placement Agent is prejudiced by the failure to give prompt notice), and further conditional upon any such party reasonably cooperating with the Placement Agent with respect to any claim or demand for which any such party seeks indemnity and promptly defending such claims if the Placement Agent reasonably requests. The Placement Agent agrees to promptly notify the Fund of the commencement of any litigation proceeding against the Placement Agent or any of its officers or directors in connection with the issue and sale of any Shares.

      (c) If recovery is not available under the foregoing indemnification provisions of this Section 6 for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution toward the amount paid or payable by such indemnified party as a result of the liabilities, claims, costs (including attorneys fees and expenses) damages and expenses referred to in Subsection (a) or (b) above. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any untrue statement or omission, and any other equitable considerations appropriate under the circumstance.

      (d) Promptly after receipt by either party of notice of any claim or the commencement of any action or proceedings with respect to which such party may be entitled to be indemnified hereunder, the party claiming a right to indemnification (the "Indemnified Party") will notify the other party (the "Indemnifying Party") in writing of such claim or the commencement of such action or proceedings, and the Indemnifying Party will assume the defense of such action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel as incurred. Notwithstanding the preceding sentence, the Indemnified Party will be entitled to employ counsel separate from the Indemnifying Party's counsel and from any other party in such action if the Indemnified Party determines that a conflict of interest exists which makes counsel chosen by the Indemnifying Party not advisable or if the Indemnified Party reasonably determines that the Indemnifying Party's assumption of the defense does not adequately represent the Indemnified Party's interest. In such event the Indemnifying Party will pay the fees and disbursements of such separate counsel, but in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to local counsel) for the Indemnified Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      (e) The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle any pending or threatened claim or proceeding related to or arising out of such engagement or transactions or conduct in connection therewith (whether or not the Indemnified Party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing the Indemnified Party from and holding the Indemnified Party harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith. The Indemnifying Party will also promptly reimburse the Indemnified Party for all reasonable expenses (including counsel fees) as they are incurred by the Indemnified Party in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is a party to such claim or proceeding) or in enforcing this Agreement.

      (f) The provisions of this Section 6 shall survive termination of this Agreement.

7.    Use of Information

      (a) The Fund will advise the Placement Agent promptly of: (i) the occurrence of any event or the occurrence of any condition known to the Fund referred to in paragraph 4(f), (ii) such other information concerning the business and financial condition of the Fund as the Placement Agent may reasonably from time to time request;

(iii) the receipt by the Fund of any communication from the SEC, FINRA or any securities commissioner or regulatory authority in any other state or non-U.S. jurisdiction concerning the Fund or the offering of the Shares; and (iv) the commencement of any lawsuit, proceeding or investigation to which the Fund is a party or is subject relating to the offering of the Shares.

      (b) The Placement Agent will advise the Fund promptly of (i) the occurrence of any event or the occurrence of any condition known to the Placement Agent referred to in paragraph 5(f), (ii) such other information concerning the business and financial condition of the Placement Agent as the Fund reasonably may from time to time request; (iii) the receipt by the Placement Agent of any communication from the SEC, FINRA or any securities commissioner or regulatory authority in any other state or non-U.S. jurisdiction concerning the Fund or the offering of the Shares ; and (iv) the commencement of any lawsuit, proceeding or investigation to which the Placement Agent is a party or is subject, in each case, relating to the offering of the Shares.

      (c) The Fund also agrees to provide the Placement Agent as soon as reasonably practicable (i) copies of the trust agreements, side letters, subscription agreements and any other similar agreements relating to the Fund,
(ii) copies of any financial reports of the Fund, (iii) all financial and other information concerning the business, operations and financial condition of the Fund as the Placement Agent may from time to time reasonably request, and (iv) access to the officers, directors, employees, independent accountants and legal counsel of the Fund.

      (d) The Fund also agrees to provide the Placement Agent a copy of any opinion of counsel furnished to purchasers of Shares substantively to the effect that the offering and sale of the Shares are not required to be registered under the U.S. Securities Act of 1933, as amended, along with a letter stating that the Placement Agent may rely upon such opinion as though issued to the Placement Agent as of such date. In rendering its opinion, such counsel may rely upon the representations and warranties of the purchasers contained in the subscription agreements and upon certificates from the Placement Agent and officers of the Fund, or its affiliates, as to factual matters and representations, warranties and covenants contained in this Agreement.

      (e) The Fund also agrees to provide the Placement Agent a comfort letter of counsel, as agreed upon by counsel to the Fund in a form to be mutually agreed upon by such counsel and Placement Agent, related to the information provided in the Registration Statement. In providing such letter, such counsel may rely upon certificates from the officers of the Fund, any investment adviser to the Fund, their affiliates, counsel to the Placement Agent or special tax counsel to the Fund, in each case as appropriate, with respect to disclosure contained in the Registration Statement.

      (f) Neither the Fund nor the Placement Agent shall refer to each other's roles in the offering and sale of Shares or terms or existence of this Agreement without each other's prior written consent (other than to potential investors, the Investment Adviser, the Administrator, or the representatives and agents of any of these, on a need-to-know basis, for purposes of consummating the offering and sale of Shares), unless in the reasonable opinion of counsel to the Fund or counsel tot the Placement Agent such disclosure is required by applicable law or regulation.

      (g) The Fund hereby authorizes the Placement Agent and its affiliates to utilize the Offering Documents in connection with the offer and sale of the Shares and recognizes and confirms that the Placement Agent and its affiliates
(i) will be relying solely on such information and other information available from generally recognized public sources in performing the services contemplated hereunder, (ii) will not independently verify the accuracy or completeness of such information or make an independent appraisal of the Fund's prior investments, business or assets and (iii) does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information.

      (h) The Fund acknowledges that the Placement Agent will be utilizing marketing processes, standards and procedures designed and implemented by the Placement Agent and its affiliates. The Fund agrees that the Offering Documents used in the marketing of the Fund will contain the Placement Agent's name and/or logo in a manner acceptable to the Placement Agent and that such materials will be written and printed in a fashion acceptable to the Placement Agent.

8.    Term and Termination

      (a) This Agreement will become effective for all purposes as of [______], 2007 and will remain in effect for an initial term of two years from such date, unless terminated in accordance with the terms of this Agreement. Thereafter, this Agreement will continue in effect from year to year, provided that each such continuance is approved by the Fund's Board of Trustees, including the vote of a majority of the Trustees who are not "interested persons" of the Fund within the meaning of the 1940 Act.

      (b) Either party may terminate  this Agreement  without cause,  upon sixty
(60) days' prior written notice to the other party, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by one party, by written notice to such breaching party at any time; provided however, that if this Agreement is terminated as to a specific series of Shares, this Agreement shall only be deemed terminated with respect to that series. This Agreement shall terminate automatically in the event of its "assignment" within the meaning of the 1940 Act.

      (c) No such termination of the Placement Agent's engagement or this Agreement shall affect the right of the Placement Agent to receive the fees, indemnity, payments and reimbursements described in Sections 3 and 6 hereof.

9.    Notices

      Any notices under this Agreement shall be given in writing, sent by hand, overnight courier, telecopier or certified or registered mail to the address set forth below or to such other address as shall have been specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to a the Fund:

         Magnetar Spectrum Fund
         c/o Magnetar Financial LLC
         1603 Orrington Avenue, 13th Floor
         Evanston, IL  60201
         Facsimile:  (847) 605-5680
         Attention:  General Counsel

If to the Placement Agent:

         Merrill Lynch, Pierce, Fenner & Smith Incorporated.
         Attn:  Kevin Adler, 18th Floor
         4 World Financial Center,
         New York, NY  10080
         kevin_adler@ml.com
         Fax:  (212) 738-1306


10.   Confidentiality.

      (a) The Fund hereby acknowledges that it has received or will receive in connection with the Placement Agent's obligations under this Agreement written and/or oral confidential and proprietary information, including the names of the Placement Agent's Subscribers (such information being referred to in this Section 10 as "Customer Information") from the Placement Agent regarding those customers of the Placement Agent that subscribe for Shares and that all such Customer Information has been or will be furnished to it subject to the provisions of this Section 10, Regulation S-P and the Gramm-Leach-Bliley Act. The Fund agrees that it will use, and that it will ensure that all of its affiliates and agents and other entities providing services with respect to the Fund use, the Customer Information solely in connection with the subscription for Shares by Customers, the booking of such Shares, the administration of the Fund and the performance of their respective roles with respect to the Fund and its Shares, and for no other purpose whatsoever. Furthermore, the Fund agrees that it will not disclose or make available, and will ensure that none of its affiliates or agents or other entities providing services with respect to the Fund discloses or makes available, any Customer Information to any person or entity that does not have a need to know such Customer Information in connection with the foregoing.

      (b) The Placement Agent acknowledges and agrees that the Fund and its respective affiliates may disclose Customer Information or portions thereof (i) at the request of a regulatory agency or in connection with an examination of the Fund or such affiliate by regulatory examiners; (ii) pursuant to subpoena or other legal process; (iii) at the express direction of any other authorized government agency; (iv) to its internal or external attorneys or auditors; (v) to others to whom the Fund or such affiliate is required to make such disclosure by law or regulation, and in any of the circumstances mentioned in clauses (i),
(ii), (iii), or (v), the Fund shall (to the extent permitted by law) give the Placement Agent reasonable prior notice of any such disclosure and shall, in any event, advise the Placement Agent of any such disclosure to the extent permitted by law.

      (c) Any advice, written or oral, provided by the Placement Agent or its affiliates pursuant to this Agreement will be treated by the Fund as confidential, the Fund agrees to cause its affiliates, directors, officers, employees, agents and representatives to treat such advice as confidential, such advice will be solely for the information and assistance of the Fund in connection with the offering and sale of Shares and may not be quoted, nor will any such advice or the name of the Placement Agent or its affiliates be referred to, in any report, document, release or other communication, whether written (including, without limitation, the Offering Documents) or oral, prepared, issued or transmitted by the Fund or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, the Placement Agent's prior written consent (which shall not be unreasonably withheld).

      (d) The provisions of this Section 10 shall not apply to information concerning customers that is obtained in any manner other than pursuant to this Agreement.

      (e) The provisions of this Section 10 shall survive the termination of this Agreement.

11.   Delegation

      The Placement Agent shall be entitled to delegate all or any of its duties, functions or powers under this Agreement to another person or persons as sub-agent or sub-agents subject to the approval of the Fund. The Placement Agent shall be solely responsible, however, for the acts and omissions of any such sub-agent and for the payment of any remuneration to such sub-agent.

12.   Miscellaneous

      (a) This Agreement is to be governed by, and construed in accordance with, the laws of the State of New York without giving effect to choice of law principles, and the provisions of the 1940 Act (which provisions shall control in the event of any conflict between the laws of the State of New York and the 1940 Act). Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated except by an instrument in writing signed by both parties.

      (b) The Placement Agent and its subsidiaries, branches and affiliates are involved in a wide range of Investment banking and other activities (including investment management, corporate finance and securities issuing, trading and research) from which conflicting interests, or duties, may arise. Information which is held elsewhere within the Placement Agent and its affiliates but of which none of the individuals involved in providing the services contemplated by this engagement actually has (or without breach of internal procedures can properly obtain knowledge), will not for any purpose be taken into account in determining the Placement Agent's responsibilities to the Fund under this engagement. The Placement Agent and its affiliates will not have any duty to disclose to the Fund or utilize for the Fund's benefit any non-public information acquired in, the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business. In addition, in the ordinary course of business, the Placement Agent and its affiliates may trade the securities of the Fund and purchase for its own account and for the accounts of customers, and may at any time hold a long or short position in such securities.

      (c) This Agreement sets forth the entire agreement between the parties hereto and replaces and supersedes all other understandings, commitments, and agreements relating to the subject matter hereof.

      (d) If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.

      (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

      (f) The parties to this Agreement agree that the obligations of the Fund under this Agreement will not be binding upon any Directors or members of the Fund, or upon any officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund.

      IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.


MAGNETAR SPECTRUM FUND

By:
   -------------------------------
Name:
Title:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:
   -------------------------------
Name:
Title:

                                                                      Appendix A

                              Operating Procedures

      Unless otherwise agreed by the parties, the Fund agrees that it will not accept any subscriptions for Shares directly from the Placement Agent's Subscribers and that any such subscriptions must be made through the Placement Agent.

      Unless otherwise agreed by the parties, the Placement Agent will deliver all Subscription Agreements to the Fund, and the Fund and/or the Administrator will be responsible for reviewing all Subscription Agreements to confirm that they have been completed in their entirety.

      The Fund will be responsible for maintaining records of all Placement Agent's Subscribers and for providing Placement Agent's Subscribers, on a timely basis, with at least quarterly statements of subscriptions and repurchases, with at least quarterly unaudited performance information for the Fund, with all Fund reports, letters or other communications issued to the Fund's members and with any supplements or amendments to the Memorandum. The Fund also will be responsible for providing the Placement Agent's Subscribers with confirmations of subscriptions and repurchases. To the extent authorized by the Placement Agent's Subscribers, the Fund will simultaneously furnish Placement Agent as well as each Placement Agent's Subscriber's financial consultant/adviser with a copy of each such confirmation.

      The Placement Agent's Subscribers must comply with all subscription and repurchase procedures, including deadlines, set forth in the Memorandum or otherwise communicated by the Fund to the Placement Agent with respect to the transmission of subscription and repurchase requests.

      The Placement Agent will provide to the Fund a list of the Placement Agent's financial consultants/advisers and other appropriate parties who are to receive copies of statements from the Fund.